Exhibit 23.7

CONSENT

Pursuant to Rule 438 of the Securities Act of 1933, as amended, the undersigned hereby agrees to be named in the Registration Statement on Form S-4 of GoAmerica, Inc. (the “Registration Statement”) as a person named in the Registration Statement as about to become a director of GoAmerica, Inc.

/s/ David W. Warnes	January 11, 2006
Name: David W. Warnes	Date